UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2011

GENPACT LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	001-33626	98-0533350
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Canon’s Court, 22 Victoria Street
Hamilton HM, Bermuda
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (441) 295-2244

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On June 6, 2011, Genpact Limited (the “Company”) entered into an amendment (“Amendment No. 3”) to the Amended and Restated Shareholders Agreement, dated as of August 7, 2007 (the “Shareholders Agreement”) with certain affiliates of each of General Electric Company (collectively referred to as “GE”), General Atlantic LLC (collectively referred to as “General Atlantic”), Oak Hill Capital Management, LLC (collectively referred to as “Oak Hill”) and Wells Fargo & Company (“Wells Fargo”).  Amendment No. 3 provides that GE shall have no further rights or obligations under the Shareholders Agreement.  Amendment No. 3 further provides that the Company and GE may enter into an agreement that provides GE with registration rights that are substantially similar to the registration rights granted to GE and Genpact Investment Co. (Bermuda) Limited (“GICo”), the investment vehicle owned by General Atlantic and Oak Hill, in the Shareholders Agreement.

On June 6, 2011, the Company and certain of its affiliates also entered into an amendment and restatement of the Shareholders Agreement (the “Second Amended and Restated Shareholders Agreement”) with GICo, General Atlantic, Oak Hill and Wells Fargo (collectively, the “Shareholders”).  The Second Amended and Restated Shareholders Agreement amends and restates the Shareholders Agreement to reflect the termination of GE’s rights, and provide for the contemplated distribution (the “Distribution”) of GICo’s shares in the Company to General Atlantic and Oak Hill and the subsequent dissolution of GICo.  GICo was a special purpose entity formed in connection with General Atlantic and Oak Hill’s original investment in the Company in 2004. The Second Amended and Restated Shareholders Agreement provides the Shareholders with certain shelf registration rights, whereby the Company will file shelf registration statements under the Securities Act of 1933 (as amended, the “Act”) for the sale of all or a portion of the registrable securities held by the Shareholders.  The Second Amended and Restated Shareholders Agreement continues to provide GICo, and subsequent to the Distribution, each of General Atlantic and Oak Hill, with (i) rights to nominate persons to the Company’s board of directors and (ii) certain demand registration rights, pursuant to which GICo (and following the Distribution, General Atlantic and Oak Hill) may require the Company to file a registration statement under the Act covering all or a portion of the registrable securities which such Shareholder requests to be registered.  Subject to certain threshold requirements, the Second Amended and Restated Shareholders Agreement also grants the Shareholders certain piggyback rights on any registration for the Company’s account or the account of another Shareholder.  The Second Amended and Restated Shareholders Agreement continues to provide that the Company shall pay certain expenses in connection with the agreement and shall indemnify the selling Shareholders.

Concurrently, on June 6, 2011, the Company and GE entered into a registration rights agreement (the “Registration Rights Agreement”).  The Registration Rights Agreement gives GE certain demand registration rights, pursuant to which GE may require the Company to file a registration statement under the Act covering all registrable securities which GE requests to be registered.  GE has agreed not to exercise these demand registration rights during the 91 days following the date of the Registration Rights Agreement.  GE is also granted certain piggyback registration rights with respect to other proposed registrations by the Company, on its own behalf, and with respect to shelf registration statements filed pursuant to the Second Amended and Restated Shareholders Agreement.  The Company also agreed to pay certain of GE’s expenses in connection with the Registration Rights Agreement and provide GE with indemnification rights.

GE, General Atlantic, Oak Hill and Wells Fargo are shareholders in the Company, and the Company has entered into certain other agreements with these entities and their affiliates, including a Reorganization Agreement, GE Master Services Agreement, Wells Fargo Master Services Agreement, Wells Fargo Securities Purchase Agreement and Ancillary Agreement and Tax Matters Agreement.  For additional information about these relationships and agreements and the Shareholders Agreement, see “Certain Relationships and Related Party Transactions” in the Company’s Proxy Statement for the 2011 Annual Meeting of Shareholders, which section is incorporated herein by reference.

The foregoing summary is qualified in its entirety by the full text of Amendment No. 3, the Second Amended and Restated Shareholders Agreement and the Registration Rights Agreement, which are filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

10.1
Amendment No. 3 to Amended and Restated Shareholders Agreement dated June 6, 2011 by and among Genpact Limited, GE Capital (Mauritius) Holdings Ltd., Genpact Investment Co. (Bermuda) Limited and WIH Holdings.

10.2
Second Amended and Restated Shareholders Agreement dated June 6, 2011 by and among Genpact Limited, Genpact Global Holdings (Bermuda) Limited, Genpact Global (Bermuda) Limited and the shareholders listed on the signature pages thereto.

10.3	Registration Rights Agreement dated as of June 6, 2011, between Genpact Limited and GE Capital (Mauritius) Holdings Ltd.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENPACT LIMITED

Date: June 6, 2011	By:	/s/ Heather D. White
	Name:	Heather D. White
	Title:	Vice President
and Senior Legal Counsel

EXHIBIT INDEX

Exhibit	Description

10.1
Amendment No. 3 to Amended and Restated Shareholders' Agreement dated June 6, 2011 by and among Genpact Limited, GE Capital (Mauritius) Holdings Ltd., Genpact Investment Co. (Bermuda) Limited and WIH Holdings.

10.2
Second Amended and Restated Shareholders Agreement dated June 6, 2011 by and among Genpact Limited, Genpact Global Holdings (Bermuda) Limited, Genpact Global (Bermuda) Limited and the shareholders listed on the signature pages thereto.

10.3	Registration Rights Agreement dated as of June 6, 2011, between Genpact Limited and GE Capital (Mauritius) Holdings Ltd.